UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2021

CANNABICS PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-192759	20-3373669
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

#3 Bethesda Metro Center

Suite 700

Bethesda, Md 20814

(Address of principal executive offices and Zip Code)

877 424-2429

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On July 1st, 2021, the Board of Directors appointed Dr. Inbar Maymon Pomeranchik as an Independent Board Member.

Dr. Maymon-Pomeranchik, 43, is trained as a PhD in molecular and genetic research and brings nearly 20 years of Executive level experience in biotech sciences, with particular expertise in the global medical cannabis industry. Dr. Maymon-Pomeranchik is the founder & CEO of AgChimedes Group Ltd., a company focused on the convergence of science, innovation and investment in the field of food security; she also founded BioDiligence, a biotech investment consultancy; Executive Director of Ananda Developments Pls (UK), an investment and operational firm that targets medicinal cannabis derivatives for research and development; a Director of NRGene (Israel), a company that develops and commercializes cutting-edge AI based genomic tools, and an Advisory Board member of Avida Global Ltd. (UK/Columbia), Avida is a leading licensed producer of pharmaceutical grade cannabis extract for scientific and medical use. Dr. Maymon-Pomeranchik holds a PhD in plants science and molecular biology from the Hebrew University (2008) and a Post Doctorate from the Weizmann Institute (2010).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following Exhibits are filed as part of this Current Report.

Exhibit Number	Description

99.1	Board of Director’s Resolution Appointing Dr. Inbar Maymon-Pomeranchik as Independent Board Member.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 5th, 2021	CANNABICS PHARMACEUTICALS, INC.

	By:	/s/ Eyal Barad
	Name:	Eyal Barad
	Title:	Chief Executive Officer